Exhibit 10.5

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[Portions of this agreement have been omitted and separately filed with the SEC with a request for confidential treatment. The location of those omissions have been noted by [**].









                            ASSET PURCHASE AGREEMENT

                                      among

                         ADVANTAGE MEDICAL SERVICES, LLC

                                       and

                               EMERGENT GROUP INC.

                                       and

                         PRI MEDICAL TECHNOLOGIES, INC.



                             ----------------------














                            Dated: November 11, 2005


================================================================================



Portions of the Exhibit Index in Section 3.7 as noted below and in the Exhibit 1 have been omitted pursuant to a request for confidential treatment and separately filed with the SEC with a request for confidential treatment.

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE 1

         PURCHASE AND SALE OF ASSETS.............................................................................1
         1.1.     Purchase and Sale..............................................................................1
         1.2.     Purchaser Not Successor to the Seller; Excluded Liabilities....................................2
         1.3.     Purchase Price.................................................................................3
         1.4.     Closing........................................................................................5
         1.5.     Instruments of Conveyance and Transfer.........................................................5
         1.6.     Post-Closing Assurances........................................................................5
         1.7.     Assignment of Contracts........................................................................5

ARTICLE 2

         REPRESENTATIONS AND WARRANTIES..........................................................................6
         2.1.     Representations and Warranties by the Seller...................................................6
         2.2.     Representations and Warranties by the Principals...............................................9
         2.3.     Representations and Warranties by the Purchaser...............................................12
         2.4.     Representations and Warranties by the Purchaser's Parent......................................13

ARTICLE 3

         ADDITIONAL AGREEMENTS..................................................................................15
         3.1.     Expenses; Taxes...............................................................................15
         3.2.     Further Assurances............................................................................15
         3.3.     Access and Information........................................................................15
         3.4.     Bulk Sales....................................................................................16
         3.5.     Public Announcements..........................................................................16
         3.6.     Non-Compete Agreement.........................................................................16
         3.7.     [**] of [**].......................................................................................16
         3.8.     Grant of Proxy................................................................................16

ARTICLE 4

         CONDITIONS PRECEDENT...................................................................................16
         4.1.     Conditions of Obligations of the Purchaser Parties............................................16
         4.2.     Conditions of Obligations of the Seller.......................................................17

ARTICLE 5

         INDEMNIFICATION........................................................................................18
         5.1.     Indemnification...............................................................................18
         5.2.     Certain Limitations...........................................................................20




                        [**] - Confidential or proprietary information redacted.

                                       ii

         5.3.     Procedures Relating to Third Party Claims.....................................................20
         5.4.     Procedures Related to Claims other than Third Party Claims....................................21

ARTICLE 6

         MISCELLANEOUS..........................................................................................21
         6.1.     Entire Agreement..............................................................................21
         6.2.     Descriptive Headings; Certain Interpretations.................................................21
         6.3.     Notices.......................................................................................22
         6.4.     No Third Party Beneficiaries..................................................................23
         6.5.     Counterparts..................................................................................23
         6.6.     Survival......................................................................................23
         6.7.     Benefits of Agreement.........................................................................23
         6.8.     Amendments and Waivers........................................................................23
         6.9.     Assignment....................................................................................24
         6.10.    Enforceability................................................................................24
         6.11.    Governing Law; Jurisdiction...................................................................24



                        [**] - Confidential or proprietary information redacted.

EXHIBITS

Exhibit 1 - Form of Non-Compete Agreement
Exhibit 2 - Allocation of Purchase Price
Exhibit 3 - Form of Proxy

SCHEDULES

Schedule A - Fixed Assets
Schedule B - Vehicles
Schedule C - Inventory
Schedule D - Customer Lists
Schedule E - Goodwill
Schedule F - Equipment Leases and Maintenance Agreements
Schedule G - Customer Agreements

ANNEXES

Annex A - Customers for Net Service Revenue


                        [**] - Confidential or proprietary information redacted.

     ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 11, 2005, among ADVANTAGE MEDICAL SERVICES, LLC, a California limited liability company (the "Seller"), and the principals of the Seller named on the signature pages hereto (each a "Principal" and, collectively, the "Principals"), and EMERGENT GROUP INC., a Nevada corporation ("Purchaser's Parent"), and PRI MEDICAL TECHNOLOGIES, INC., a Nevada corporation and a wholly-owned subsidiary of Purchaser's Parent (the "Purchaser" and, together with Purchaser's Parent, the "Purchaser Parties").

                                  Introduction

     The Seller is engaged in the business of renting lasers and other medical equipment to hospitals and other medical providers in the States of California and Arizona (the "Business"). The Principals are all of the members of the Seller. Subject to the terms and conditions of this Agreement, the Seller desires to sell to the Purchaser Parties, and the Purchaser Parties desire to purchase from the Seller, certain assets, tangible and intangible, associated with the Business.

     In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.1. Purchase and Sale.

     (a) Acquired Assets. The Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, on the Closing Date (as defined in Section 1.4), the Acquired Assets, free and clear of all Liens (as hereinafter defined). "Acquired Assets" means the following properties, assets (tangible or intangible), goodwill and rights of the Seller used or held for use or intended to be used or held for use in connection with the Business:

       (i) the fixed assets of the Seller including all machinery, equipment (including all office equipment and supplies), spare parts, replacement parts, trade fixtures, tools, dies and furniture, owned or leased by the Seller, together with all warranties related thereto, which are identified on Schedule A attached hereto (the "Fixed Assets");

       (ii) all automobiles and trucks owned or leased by the Seller, which are identified on Schedule B attached hereto (the "Vehicles");

       (iii) all finished goods and inventory of the Seller which are identified on Schedule C attached hereto ("Inventory");

                        [**] - Confidential or proprietary information redacted.

       (iv) all lists and records pertaining to customers of the Seller together with all lists and records pertaining to suppliers, vendor contacts, purchasing reports and purchase orders which are identified on Schedule D attached hereto ("Customer Lists"); and

       (v) (A) all intellectual property owned by the Seller which is used exclusively in the Business and which is identified on Schedule E attached hereto, including, but not limited to, trade names, service marks, trademarks, logos, patterns, designs, drawings, software, URLs, copyrights and patents; (B) all licenses and sublicenses granted and obtained by the Seller with respect to any of the foregoing and which are identified on Schedule D attached hereto; (C) all goodwill associated with any of the foregoing; and (D) all telephone numbers, web sites, email addresses and post office box numbers used by the Business and identified on Schedule D attached hereto (collectively, "Goodwill").

Except for the Acquired Assets, the Purchaser shall not be the successor to the Seller and the Purchaser does not and will not acquire or accept any properties, assets (tangible or intangible), and rights of the Seller used or held for use or intended to be used or held for use in connection with the Business.

     (b) Excluded Assets. Notwithstanding the foregoing, the Acquired Assets shall not include, and the Purchaser shall not and will not acquire or accept, any of the following (collectively, the "Excluded Assets"):

       (i) any accounts receivable of the Seller; and

       (ii) any other property, assets or rights of the Seller not described in
Section 1.1(a) hereof.

     (c) As used herein, "Lien" means any lien, pledge, charge, option, restriction on transfer, claim, mortgage, deed to secure debt, deed of trust, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind; provided, however, that a financing statement filed by the lessor of equipment to evidence its leasehold interest in such equipment shall not constitute a Lien.

       1.2. Purchaser Not Successor to the Seller; Excluded Liabilities.

     (a) Assumed Liabilities. On the Closing Date, the Seller shall transfer and assign to the Purchaser, and the Purchaser shall assume from the Seller and become responsible for, the Assumed Liabilities. "Assumed Liabilities" means only the following liabilities of the Seller with respect to the Business:

       (i) all liabilities of the Seller under those certain equipment leases and related maintenance agreements to which the Seller is a party listed on Schedule F attached hereto ("Equipment and Maintenance Agreements"); and

                        [**] - Confidential or proprietary information redacted.

       (ii) all liabilities of the Seller under those certain open purchase orders with customers of the Seller and all contracts and agreements with customers to which the Seller is a party listed on Schedule G attached hereto ("Customer Agreements").

Except for the Assumed Liabilities, the Purchaser shall not be the successor to the Seller and the Purchaser does not and will not assume or become liable to pay, perform or discharge any obligation or liability whatsoever of the Seller or relating to any of the Acquired Assets (all such obligations and liabilities being, collectively, the "Excluded Liabilities").

     (b) Risk of Loss. Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence not covered by insurance payable to the Purchaser shall be the total responsibility of the Seller.

     1.3. Purchase Price.

     (a) Purchase Price. The purchase price (the "Purchase Price") for the Acquired Assets and the Assumed Liabilities shall be cash in the amount of $100,000, plus cash in an amount equal to the lower of the Purchaser's original acquisition cost for inventory similar to the Inventory and the Seller's original cost for the Inventory net of all rebates, volume discounts and the like (together, the "Cash Portion of the Purchase Price"). In addition, the Principals shall receive payments in the aggregate principal amount of $375,000, plus an aggregate of 324,000 shares of common stock, par value $0.04 per share, of the Purchaser's Parent (the "Emergent Stock" or the "Stock Consideration") pursuant to and in consideration of their agreement to sign a Noncompetition, Nondisclosure and Nonsolicitation Agreement with the Purchaser in the form of
Exhibit 1 attached hereto (the "Non-Compete Agreement").

     (b) Allocation of Purchase Price. The allocation of the Purchase Price among the Acquired Assets, the Assumed Liabilities and the Non-Compete Agreement shall be as set forth on Exhibit 2 attached hereto. The portion of the Purchase Price allocated to the Non-Compete Agreement shall be referred to as the "Non-Compete Consideration." The Purchaser Parties and the Seller shall follow such allocation in determining and reporting their liabilities for federal, state, local and foreign tax returns filed by them subsequent to the Closing Date.

     (c) Reduction of Purchase Price. Notwithstanding anything herein contained, the Stock Consideration and the Non-Compete Consideration shall be reduced by [**] ([**]), or [**] shares in the case of the Stock Consideration, in the event that Dr. Elliot B. Lander and Dr. Scott K. Yun fail to [**] with the [**] as called for in Section 3.7 of this Agreement. Moreover, notwithstanding anything herein contained, the Stock Consideration and the Non-Compete Consideration shall be reduced if the Net Service Revenue of the Business during the 12 month period following the month including the Closing Date (the "Revenue Period") does not equal or exceed [**] (the "Threshold"). For purposes of this Agreement, "Net Service Revenue" shall mean the revenue of the Business during the Revenue Period actually collected from the customers listed on Annex A on or before the 90th day after the end of the Revenue Period, after all costs of disposable supplies associated directly with the performance of the Business

                        [**] - Confidential or proprietary information redacted.

during the Revenue Period have been deducted. Should the Net Service Revenue of the Business fall below the Threshold during the Revenue Period, the Stock Consideration and the Non-Compete Consideration shall be reduced by a percentage equal to the amount of such difference in Net Service Revenue for the Revenue Period from the Threshold divided by the Threshold, as described below.

       (i) Not later than 90 days after the last day of the last calendar month in the Revenue Period, the Purchaser shall prepare and deliver to the Principals a certificate setting forth the Purchaser's good faith reasonable estimate of the Net Service Revenue (the "Certificate").

       (ii) Following receipt of the Certificate, the Principals will be afforded a period of 30 days to review the Certificate. To assist in any such review, the Purchaser will make available to the Principals any books and records, work papers prepared in connection with the Certificate and the personnel involved in preparing the same. At or before the end of the 30 day review period, the Principals will either (A) accept the Certificate in its entirety or (B) deliver to the Purchaser a written notice setting forth a detailed explanation of those items in the Certificate that the Principals dispute (a "Notice of Dispute"). If the Principals do not deliver a Notice of Dispute to the Purchaser within the 30-day review period, the Principals will be deemed to have accepted the Certificate in its entirety. If the Principals deliver a Notice of Dispute in which they disputes some, but not all, of the items in the Certificate, the Principals will be deemed to have accepted all of the items not disputed other than those not directly disputed but which are affected by the items disputed.

       (iii) For a period of 14 days after the delivery of a Notice of Dispute, the parties will attempt to resolve in good faith any disputed items. If they are unable to do so, the remaining disputed items will be referred to a mutually acceptable recognized firm of independent accountants whose services have not, at any time during the two (2) years prior to the date hereof, been utilized by the parties hereto for resolution (the "Independent Public Accountants"). The Independent Public Accountants shall be requested to reach a decision in good faith in accordance with the terms of this Agreement as to whether it accepts the position of Principals or the Purchaser as to the determination of the aggregate value of the disputed items, and not later than 60 days after the reference to it of the dispute. The Independent Public Accountants shall accept the position of the Principals or the Purchaser that is closest in value to its good faith determination of the aggregate value of the disputed items. The determination by the Independent Public Accountants will be binding on the parties. The fees, costs and expenses of the Independent Public Accountants shall be borne by the party whose position did not prevail in such determination. The Net Service Revenue, as accepted by the Principals or adjusted to reflect the resolution of any dispute, is referred to as the "Final Net Service Revenue."

       (iv) At such time as the Final Net Service Revenue is determined, in the event that the Final Net Service Revenue is less than the Threshold, then the Non-Compete Consideration and the Stock Consideration shall be reduced by a percentage equal to the amount of such difference in Final Net Service Revenue from the Threshold divided by the Threshold and will be reflected in full as a reduction in future quarterly payments of the Non-Compete Consideration pursuant

                        [**] - Confidential or proprietary information redacted.

to the Non-Compete Agreement and as a reduction in the Stock Consideration by reducing the number of shares of Emergent Stock to be issued to the Principals without regard to the price of the Emergent Stock or, if the reduction is such that it would call for a repayment of any Non-Compete Consideration pursuant to the Non-Compete Agreement, then the Principals will repay such Non-Compete Consideration to the Purchaser promptly after the Final Net Service Revenue is determined hereunder.

     (d) Payment. The Purchaser shall pay the Cash Portion of the Purchase Price, at Closing by certified check or wire transfer of immediately available funds. If the Seller elects to receive a wire transfer of the Cash Portion of the Purchase Price, it shall notify the Purchaser in writing no later than two business days prior to the Closing Date and shall designate an account to which such wire transfer shall be directed. On February 1, 2006, the Purchaser shall deliver the first payment under the Non-Compete Agreement to the Principals. The Purchaser shall issue the Stock Consideration on December 15, 2005 to be held by the Purchaser who will deliver the Stock Consideration to the Principals after the Final Net Service Revenue is determined after the conclusion of the Revenue Period. The Stock Consideration shall not be invested for any dividends, distribution or other occurrences with respect to the Emergent Stock between the Closing Date and December 15, 2005.

     1.4. Closing. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, or such other place as the Seller, the Principals and the Purchaser Parties shall agree, on the date hereof (such date of the Closing being hereinafter called the "Closing Date"). The Closing shall be deemed to be effective as of the close of business on the Closing Date.

     1.5. Instruments of Conveyance and Transfer. At the Closing, the Seller shall deliver to the Purchaser such bills of sale, endorsements, assignments and other instruments of transfer, conveyance and assignment (in a form satisfactory to the Seller and the Purchaser) as shall be necessary in the reasonable judgment of the Purchaser to transfer, convey and assign the Acquired Assets to the Purchaser.

     1.6. Post-Closing Assurances. The Seller shall, at any time and from time to time after the Closing Date, upon the reasonable request of the Purchaser, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required for the better transferring, conveying, assigning and assuring to the Purchaser, or for the aiding and assisting in the reducing to possession by the Purchaser of, any of the Acquired Assets.

     1.7. Assignment of Contracts. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement or attempt to transfer, sublease or assign any contract, license, lease, sales order, purchase order or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom or any governmental permit, license, franchise, approval, registration or certificate of occupancy (collectively, the "Rights") to the extent that an attempted sale, transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way adversely affect the Purchaser's rights to receive the benefits thereunder.

                        [**] - Confidential or proprietary information redacted.

     In order, however, that the full value of any Rights may be realized for the benefit of the Purchaser, the Seller shall, at the expense of the Purchaser and at the reasonable request and under the direction of the Purchaser, in the name of such party or as otherwise reasonably specified by the Purchaser, acting reasonably, take all such action and do or cause to be done all such things that are necessary and advisable in order that the rights and obligations of the Seller in connection with such Rights may be performed in such manner that the value of such Rights shall be preserved and shall inure to the exclusive benefit of the Purchaser (or to the benefit of the Purchaser to the same extent as the Seller enjoyed prior to the date hereof if the Seller was not entitled to the exclusive benefit thereof).

     The Purchaser may at any time thereafter request a sale, assignment, conveyance or transfer of any Rights notwithstanding that the third party consent necessary for such sale, assignment and transfer has not been obtained, provided that such sale, assignment, conveyance or transfer of such Rights does not materially diminish the benefit of such Rights to any Affiliate of the Seller, if the Seller was not entitled to the exclusive benefit thereof.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties by the Seller. The Seller and the Principals represent and warrant to the Purchaser Parties as follows:

       (a) Organization, Standing and Power. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted. True and complete copies of the certificate of formation and limited liability company operating agreement of the Seller, including all amendments thereto through and including the date hereof, have been delivered to the Purchaser, and such documents have not been amended, modified or rescinded in any respect and are in full force and effect.

       (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the Non-Compete Agreement, the Bill of Sale (as defined in Section 4.1), and the Assignment (as defined in Section 4.1), and all other agreements, documents and instruments contemplated in connection with this Agreement to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action of the Seller and its members. The Seller has all requisite limited liability company power and

                        [**] - Confidential or proprietary information redacted.

authority to execute, deliver and perform its obligations under this Agreement, the Non-Compete Agreement, the Bill of Sale, and the Assignment, and to consummate the transactions contemplated hereby and thereby and the Seller has duly executed and delivered this Agreement. This Agreement is, and upon execution and delivery, the Non-Compete Agreement, the Bill of Sale, and the Assignment, and such other agreements, documents and instruments as are executed and delivered by the Seller will be, the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Ownership. The Principals own of record and beneficially all of the issued and outstanding membership interests in the Seller. There are no outstanding rights, options or warrants to acquire interests in the Seller. There are no agreements to which the Seller or the Principals are a party that relate to the issuance or transfer of any of the membership interests in the Seller.

     (d) Conflicts; Consents. None of the execution and delivery of this Agreement, the Non-Compete Agreement, the Bill of Sale, and the Assignment, the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of the certificate of formation or limited liability company operating agreement of the Seller, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Seller is a party, or by which the Seller's properties or assets may be bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall be obtained before the Closing (which waivers or consents are set forth in Schedule 2.1), (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Seller or the Seller's properties or assets or (iv) result in the creation or imposition of any Liens upon any of the Acquired Assets. Except as set forth in Schedule 2.1, no consent or approval by, or any notification of or filing with, any person, firm, corporation, partnership, limited liability company, trust, joint venture, association or entity (governmental or private) (each, a "person" and collectively, "persons") is required in connection with the execution, delivery and performance by the Seller of this Agreement, the Non-Compete Agreement, the Bill of Sale, the Assignment or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

     (e) Acquired Assets and Related Matters. The Seller is the sole owner of the Acquired Assets and has, and the Purchaser will at the Closing acquire, good and valid title to, and in the case of the immovable property, good, valid and marketable title to, as applicable, all of the Acquired Assets, free and clear of all Liens. At the time of Closing, the Seller will have delivered to the

                        [**] - Confidential or proprietary information redacted.

Purchaser true and complete lien searches for all relevant jurisdictions evidencing the absence of Liens on any of the Acquired Assets, other than Liens on such assets for which full releases satisfactory in form and substance to the Purchaser will have been delivered to the Purchaser by Closing. The tangible property included in the Acquired Assets is in good operating condition and repair, subject to ordinary wear and tear.

     (f) Inventory. The Inventory listed on Schedule C is the only inventory used or held for use or intended to be used or held for use in the Business. Such inventory is useable and salable in the ordinary course of business as currently conducted at customary gross margins.

     (g) Customer Lists. The Customer Lists contain, in all material respects, a true, correct and complete list of the names, addresses, email addresses, telephone numbers, fax numbers and contact names of all of the customers who have actually purchased merchandise from the Business since January 1, 2004. Prior hereto, the Seller has provided the Purchaser with true, correct and complete credit reports and data regarding the purchases of customers on the Customer Lists, including sales dollars by customer and prices paid for each procedure. Neither the Seller nor any of its Affiliates has any contract, agreement, understanding or policy, including without limitation any privacy policy, that could limit the use of the Customer Lists by the Purchaser after the Closing.

     (h) Goodwill and Similar Rights.

       (i) Schedule E sets forth a true and complete list of any and all trade names, service marks, trademarks (registered or unregistered), logos, patterns, designs, drawings, software, URLs, copyrights and patents and applications therefor owned, used, filed by or licensed to the Seller with respect to the Business. With respect to registered trademarks, Schedule 2.1 sets forth a list of all jurisdictions in which such trademarks (if any) are registered or applied for and all registration and application numbers. With respect to patents,
Schedule 2.1 sets forth a list of all jurisdictions in which such patents have been granted or applied for and all registration and application numbers. The Seller owns or validly license all patents, trademarks, service marks, trade names, domain names and copyrights, in each case registered or unregistered, inventions, technology, industrial design, software, know-how, trade secrets, Customer Lists and other intellectual property rights (collectively, the "Intellectual Property") used in the Business as presently conducted, with no infringement of or conflict with any rights of others. The Seller is, and on the Closing Date the Purchaser will be, the sole and exclusive owner of or valid licensee of all rights to the Intellectual Property, free and clear of all Liens. Each of the aforesaid elements of the Intellectual Property is valid, subsisting and enforceable. Except as set forth on Schedule 2.1, the Seller has, and on the Closing Date the Purchaser will have, the right to use the same


                        [**] - Confidential or proprietary information redacted.

without the payment of any license, fee, royalty or similar charge. Except as set forth on Schedule 2.1, the Seller has not granted to any third party any license or other right to any of the Intellectual Property. Except as set forth on Schedule 2.1, there is no claim pending or, to the knowledge of the Seller or the Principals, threatened, which relates to any of the Intellectual Property. Except as set forth on Schedule 2.1, the Seller has not received any notice that the operations of the Business or the practice of any of the Intellectual Property infringes upon or conflicts with any patent, trademark, trade name, copyright or other proprietary right of a third party.

       (ii) To the knowledge of the Seller and the Principals, all trade secrets and other confidential information of the Seller relating to the Business or the Acquired Assets are presently valid and protectable and are not part of the public domain or knowledge, nor, to the knowledge of the Seller, have they been used, divulged or appropriated for the benefit of any person other than the Seller to the detriment of the Business.

     (i) Agreements, Etc. Schedule F contains a true and complete list (and, with respect to oral contracts or agreements, a description) of all written or oral contracts and agreements to which the Seller is a party in connection with the Business relating to (1) the lease or similar arrangement of any machinery, equipment, furniture, fixtures or similar property, and (2) the maintenance of any machinery, equipment, furniture, fixtures or similar property. Schedule G contains a true and complete list (and, with respect to oral contracts or agreements, a description) of all written or oral contracts and agreements to which the Seller is a party in connection with the Business relating to open purchase orders with customers of the Seller and agreements with customers to which the Seller is a party. The Seller is not in default under any such agreement or instrument, and, to the knowledge of the Seller and the Principals, no other party to any such agreement or instrument is in breach thereof or default thereunder. All such agreements or instruments are in full force and effect and are enforceable against the other parties thereto. The Seller has made available to or furnished to the Purchaser true and complete copies of all documents described in Schedule F and Schedule G.

     (j) Compliance with Law; Investigations. The Seller has complied with all applicable laws, statutes, regulations, orders and restrictions of each federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality to which it is subject, the failure to comply with which could have a material adverse effect on the Seller's business, operations, assets, properties, condition or prospects. There is no governmental inquiry pending or, to the knowledge of the Seller, threatened relating to or involving the Seller, its assets, properties or business which might, if determined adversely, result in a material adverse change in the Seller's business, operations, assets, properties, condition or prospects, and no basis for any of the foregoing is known to the Seller.

     (k) Brokers. No agent, broker, investment banker, person or firm acting on behalf of the Seller or any of its Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

     2.2. Representations and Warranties by the Principals. Each of the Principals severally represents and warrants to the Purchaser Parties as follows:

     (a) Authority; Binding Agreements. Such Principal has all requisite power and authority to execute, deliver and perform his obligations under this Agreement, the Non-Compete Agreement and the Proxy, and to consummate the transactions contemplated hereby and thereby and the Principal has duly executed



                        [**] - Confidential or proprietary information redacted.

and delivered this Agreement. This Agreement is, and upon execution and delivery, the Non-Compete Agreement and the Proxy and such other agreements, documents and instruments as are executed and delivered by the Principal will be, the legal, valid and binding obligations of such Principal, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) Purchase for Own Account. Such Principal is acquiring the Emergent Stock as principal for the Principal's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Principal has no present intention of selling, granting any participation in, or otherwise distributing the same.

     (c) Investment Experience. Such Principal understands that the Emergent Stock may involve substantial risk. The Principal has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Emergent Stock and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Emergent Stock and protecting its own interests in connection with this investment.

     (d) Accredited Purchaser Status. The Principal is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     (e) Reliance Upon Principal's Representations. The Principal understands that the issuance of the Emergent Stock to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Purchaser Parties' reliance on such exemption is based in part on each Principal's representations set forth herein.

     (f) General Solicitation. The Principal is not purchasing the Emergent Stock as a result of any advertisement, article, notice or other communication regarding the Emergent Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     (g) Receipt of Information. The Principal has had an opportunity to ask questions of the Purchaser's Parent regarding the terms and conditions of the issuance of the Emergent Stock and the business, properties, prospects and financial condition of the Purchaser's Parent and to obtain any additional information.

     (h) Restricted Securities. The Principal will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer the Emergent Stock unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Purchaser's Parent with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of such securities may be made without registration under the Securities Act, (iii) such securities can be sold pursuant to Rule 144(k) under the Securities Act with such restrictions as provided therein, or (iv) such securities may be

                        [**] - Confidential or proprietary information redacted.

publicly sold pursuant to Rule 144 ("Rule 144") and such Principal has delivered to the Purchaser's Parent with a copy to its securities counsel, Morse & Morse, PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590 (fax: 516-487-1452) prior to sale customary Rule 144 broker's and seller's representation letters, a Form 144 and an appropriate legal opinion. It is understood that the Principal shall not sell the Emergent Stock issued as the Stock Consideration hereunder until the Stock Consideration is no longer subject to the stock giveback pursuant to Section 1.3(c) and until the Purchaser's Parent's counsel authorizes the Purchaser's Parent's transfer agent, American Stock Transfer and Trust Company, to rely on the legal opinion submitted to the Purchaser's Parent hereunder. Notwithstanding anything to the contrary contained in this Agreement or the Non-Compete Agreement, the Principal may transfer (without restriction and without the need for an opinion of counsel) the Emergent Stock to its affiliates provided that such affiliate is an "accredited investor" under Regulation D and such affiliate agrees to be bound by the terms and conditions of this Agreement, the Non-Compete Agreement and the Proxy, as applicable.

       (i) Legends. The Principal agrees that the Emergent Stock and the certificates for the Emergent Stock shall bear legends to the following effect:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933 and other applicable state laws and rules."

         "The securities represented by this certificate are subject to an agreement with Emergent Group, Inc. which prohibits the sale or other transfer of such shares. A copy of such agreement dated as of November 11, 2005 is available at the principal executive offices of the corporation."

In addition, the Principal agrees that the Purchaser's Parent may place stop transfer orders with its transfer agent with respect to such certificates. Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of the Emergent Stock is registered pursuant to an effective registration statement and the Principal represents in writing to the Purchaser's Parent that such Emergent Stock has been or is being sold pursuant to such registration statement and that the Principal has or will comply with all applicable prospectus delivery requirements in connection with such sale, (B) such Emergent Stock has been publicly sold pursuant to Rule 144 and such Principal has delivered to the Company customary Rule 144 broker's and seller's representation letters, a Form 144 and an appropriate legal opinion, or (C) such Emergent Stock can be publicly sold pursuant to Rule 144(k) under the Securities Act, such Emergent Stock shall be issued without any legend or other restrictive language and, with respect to Emergent Stock upon which such legend is stamped, the Purchaser's Parent shall


                        [**] - Confidential or proprietary information redacted.

issue new certificates without such legend to the Principal promptly upon request. Nothing contained in this Agreement obligates the Purchaser's Parent or the Purchaser to file a registration statement with the Securities and Exchange Commission to register the resale of the Emergent Stock being issued as the Stock Consideration to the Principals hereunder.

     2.3. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Seller and the Principals as follows:

     (a) Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement and the Non-Compete Agreement and all other agreements, documents and instruments contemplated in connection with this Agreement to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of the Purchaser. The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and the Non-Compete Agreement and to consummate the transactions contemplated hereby and thereby and the Purchaser has duly executed and delivered this Agreement. This Agreement is, and upon execution and delivery, the Non-Compete Agreement and such other agreements, documents and instruments will be, the legal, valid and binding obligation of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Conflicts; Consents. None of the execution of this Agreement or the Non-Compete Agreement, the consummation of the transactions contemplated hereby or thereby or compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the constituent documents of the Purchaser, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Purchaser is a party, or by which the Purchaser or the Purchaser's properties or assets, may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents shall be obtained before the Closing, or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Purchaser or the Purchaser's properties or assets, in each case, which conflict, breach, default or violation could reasonably be expected to materially impair such party's ability to consummate the transactions contemplated hereby. No material consent or approval by or notification of or filing with any person (as defined herein) is required in connection with the execution, delivery and performance by the Purchaser of this


                        [**] - Confidential or proprietary information redacted.

Agreement or the Non-Compete Agreement or the consummation of the transactions contemplated hereby or thereby, other than those that have been obtained or will prior to the Closing Date be obtained and are, or will be, in full force and effect.

     (d) Brokers. No agent, broker, investment banker, person or firm acting on behalf of the Purchaser or any of its affiliates or under the authority of the Purchaser of any of its affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

     2.4. Representations and Warranties by the Purchaser's Parent. The Purchaser's Parent represents and warrants to the Seller and the Principals as follows:

     (a) Organization and Standing. The Purchaser's Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement and all other agreements, documents and instruments contemplated in connection with this Agreement to which the Purchaser's Parent is a party and the consummation of the transactions contemplated hereby and thereby, including the authorization, issuance and delivery of the Emergent Stock, have been duly and validly authorized by all necessary action of the Purchaser's Parent. The Purchaser's Parent has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and delivery of the Emergent Stock, and the Purchaser's Parent has duly executed and delivered this Agreement. This Agreement is, and upon execution and delivery, such other agreements, documents and instruments contemplated by this Agreement to be entered into by Purchaser's Parent will be, the legal, valid and binding obligation of the Purchaser's Parent, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Conflicts; Consents. None of the execution of this Agreement, the consummation of the transactions contemplated hereby, including the authorization, issuance and delivery of the Emergent Stock, or compliance by the Purchaser's Parent with any of the provisions hereof will (i) conflict with or result in a breach of the constituent documents of the Purchaser's Parent, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond,


                        [**] - Confidential or proprietary information redacted.

lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Purchaser's Parent is a party, or by which such party or such party's properties or assets, may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents shall be obtained before the Closing, or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Purchaser's Parent or such party's properties or assets, in each case, which conflict, breach, default or violation could reasonably be expected to materially impair such party's ability to consummate the transactions contemplated hereby. No material consent or approval by or notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by the Purchaser's Parent of this Agreement or the consummation of the transactions contemplated hereby, including the authorization, issuance and delivery of the Emergent Stock, other than those that have been obtained or will prior to the Closing Date be obtained and are, or will be, in full force and effect. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Purchaser's Parent is required in connection with the issuance of the Emergent Stock to the Principals, or the consummation of the other transactions contemplated by this Agreement, other than any federal and state filings that may be required pursuant to Regulation D promulgated under the Securities Act and any applicable state securities laws.

     (d) Valid Issuance of Stock.

       (i) Valid Issuance. The Emergent Stock to be issued pursuant to this Agreement will be, upon consummation of this Agreement by the Principals, duly authorized and validly issued, free and clear of all liens, claims and encumbrances, except encumbrances or restrictions arising under federal or state securities laws. The Emergent Stock has been duly and validly authorized and reserved for issuance and, upon issuance, sale and delivery in accordance with the terms of this Agreement and the Non-Compete Agreement, for the consideration provided for therein, will be duly and validly issued, fully paid and non-assessable free and clear of all liens, claims and encumbrances, except encumbrances or restrictions arising under federal or state securities laws.

       (ii) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Principals in Section 2.2 hereof (and assuming no change in applicable law and no unlawful distribution of the Emergent Stock by the Principals or other parties), the Emergent Stock will be issued to the Principals in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act, and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

     (e) General Solicitation; No Integration. Neither the Purchaser's Parent nor any other person or entity authorized by the Purchaser's Parent to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Emergent Stock. The Purchaser's Parent has not, directly


                        [**] - Confidential or proprietary information redacted.

or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which, to its knowledge, is or will be integrated with the Emergent Stock issued pursuant to this Agreement.

                                   ARTICLE 3

                              ADDITIONAL AGREEMENTS

     3.1. Expenses; Taxes. Each party hereto shall pay its respective legal and accounting fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all other agreements, documents and instruments executed pursuant hereto and any other costs and expenses incurred by such party, except as otherwise expressly set forth herein, whether or not Closing occurs. The Seller shall pay the cost of all income, excise, single business, use, gross receipts and similar taxes related to the Business before the Closing, and the Purchaser shall pay such taxes related to the Business as of and after the Closing. The Purchaser shall not be responsible for any income taxes of the Seller or the Principals arising out of or in connection with the transactions contemplated by this Agreement and the other agreements, documents and instruments executed pursuant hereto. The Seller and the Purchaser shall each pay 50% of any sales and transfer taxes arising out of or in connection with the transfer by the Seller to the Purchaser of the Acquired Assets and Assumed Liabilities pursuant hereto.

     3.2. Further Assurances. Each party hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV hereof are satisfied, insofar as such matters are within the control of such party. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to ensure the proper assignment and delivery of the Acquired Assets to the Purchaser, each of the parties to this Agreement shall take or cause to be taken all such necessary action, including, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

     3.3. Access and Information. Following the Closing Date, the Seller and the Principals shall make available to the Purchaser any data and other information in the possession of the Seller or the Principals relating to the Acquired Assets, the Assumed Liabilities or the Business and the Seller and the Principals shall reasonably assist the Purchaser in arranging discussions with (and the calling as witnesses in any proceedings related to the Acquired Assets, the Assumed Liabilities or the Business, of) officers, employees and agents of the Seller: (i) to permit the preparation of any tax returns; (ii) in connection with any governmental examination of tax returns relating to the Acquired Assets; (iii) to defend or prosecute any claims relating to the Acquired Assets or the Assumed Liabilities; or (iv) for any other purpose reasonably requested by the Purchaser Parties.

                        [**] - Confidential or proprietary information redacted.

     3.4. Bulk Sales. Subject to the indemnification provision in Section 5.1(a)(v), the Seller and the Purchaser hereby agree to waive compliance with any and all bulk sales laws applicable to the transactions contemplated by this Agreement.

     3.5. Public Announcements. Except as otherwise required by law or applicable stock exchange rules, no party hereto may issue any press release or other public disclosure concerning this transaction without the prior written consent of the other parties hereto.

     3.6. Non-Compete Agreement. The Seller and the Principals agree to enter into the Non-Compete Agreement.

     3.7. [**] of [**]. [**] and [**] agree to [**] with [**] within one year of the Closing Date to [**] a [**] and offer a [**] known as [**] on terms to be mutually agreed between such parties [**].

     3.8. Grant of Proxy. The Principals agree to grant to Bruce J. Haber, the Chairman of the Board of the Purchaser's Parent, on the Closing Date, an irrevocable proxy in the form of Exhibit 3 attached hereto to vote all the shares of Emergent Stock which they acquire hereunder and under the Non-Compete Agreement, in his discretion, on all matters brought before the stockholders of the Purchaser's Parent (at a meeting of stockholders or by written consent of stockholders)(each a "Proxy" and, collectively, the "Proxies"), until the Emergent Stock is sold by the respective Principals to a non-affiliated third party in compliance with the provisions of Section 2.2(h) hereof.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT

     4.1. Conditions of Obligations of the Purchaser Parties. The obligations of the Purchaser Parties to purchase and accept the Acquired Assets, assume the Assumed Liabilities and otherwise to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions unless waived in writing by the Purchaser Parties:

     (a) Consents, Amendments and Terminations. The Purchaser shall have received duly executed and delivered copies of all waivers, consents, terminations and approvals contemplated by this Agreement, all in form and substance reasonably satisfactory to the Purchaser.

     (b) Instruments of Transfer. The Seller shall have delivered to the Purchaser a Bill of Sale conveying the movable (personal) property included in the Acquired Assets (the "Bill of Sale"), an Assignment and Assumption (the "Assignment"), and any additional instruments of assignment, transfer or


                        [**] - Confidential or proprietary information redacted.

conveyance requested by the Purchaser from the Seller, including certificates of registration duly executed with respect to each of the Vehicles ("Vehicle Transfers"), each in form and substance reasonably satisfactory to the Purchaser.

     (c) Governmental Consents; No Legal Bar; Permits. The Seller shall have obtained all necessary authorizations, approvals, and qualifications, or secured exemptions therefrom, required by, and made all necessary filings and registrations with, any governmental authority in connection with the consummation of the transactions contemplated by this Agreement. No action or proceeding by or before any court or governmental authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No law, rule, regulation, order, injunction or decree of any court or governmental authority preventing the transactions contemplated by this Agreement shall be in effect.

     (d) Constitutive Documents; Approvals. The Purchaser shall have received copies of all of the constituent and governing documents of the Seller and resolutions documenting all limited liability company or member proceedings and approvals of the Seller with respect to this Agreement, the other agreements, documents and instruments contemplated in connection herewith and the transactions contemplated hereby and thereby, certified as true and complete by the Secretary of the Seller.

     (e) FIRPTA Certificate. The Seller shall have delivered an executed certificate, as described in Treasury Regulations ss. 1.1445-2, certifying that the Seller is not a foreign person as defined in Section 1445(f)(3) of the Code.

     (f) Customer Lists. The Seller shall have provided to the Purchaser a true and correct copy of the Customer Lists current as of the Closing Date.

     (g) Proxies. The Principals shall have delivered to the Purchaser Parties the Proxies.

     (h) Non-Compete Agreement. The Seller and the Principals shall have delivered to the Purchaser the Non-Compete Agreement.

     (i) Other Documents. The Purchaser Parties shall have received such other documents, certificates or instruments as they may reasonably request.

     4.2. Conditions of Obligations of the Seller. The obligations of the Seller to sell the Acquired Assets and otherwise to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions unless waived in writing by the Seller:

     (a) Assignment. The Purchaser shall have delivered to the Seller the Assignment, duly executed by the Purchaser, in form and substance reasonably satisfactory to the Seller.

                        [**] - Confidential or proprietary information redacted.

     (b) Payment of Purchase Price. The Purchaser shall have paid the Purchase Price, as determined in accordance with Section 1.3, to the Seller.

     (c) Governmental Consents; No Legal Bar. The Purchaser Parties shall have obtained all necessary authorizations, approvals, and qualifications, or secured exemptions therefrom, required by, and made all necessary filings and registrations with, any governmental authority in connection with the consummation of the transactions contemplated by this Agreement. No action or proceeding by or before any court or governmental authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No law, rule, regulation, order, injunction or decree of any court or governmental authority preventing the transactions contemplated by this Agreement shall be in effect.

     (d) Other Documents. The Seller shall have received such other documents, certificates or instruments as it may reasonably request.

                                   ARTICLE 5

                                 INDEMNIFICATION

     5.1. Indemnification. (a) The Seller and the Principals jointly and severally shall indemnify and hold harmless each of the Purchaser Parties and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims (including claims of creditors of the Seller), settlements, losses, damages, fees, Liens, taxes, penalties, obligations and expenses (including reasonable fees and disbursements of counsel) (collectively, "Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

              (i) any misrepresentation or breach of any representation, warranty, covenant or agreement of the Seller or the Principals contained in this Agreement, or any other agreement, document, instrument or certificate delivered or entered into by the Seller or the Principals on the Closing Date in connection herewith including the Non-Compete Agreement;

              (ii) any and all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) of any kind related to the Business or the Acquired Assets for any and all periods ending on or prior to the Closing Date;

              (iii) the conduct of the Business or other operations of the Business or the Acquired Assets on or prior to the Closing Date or any condition relating to product or service liability of the Business in existence prior to the Closing Date;

                        [**] - Confidential or proprietary information redacted.

              (iv) except for the Assumed Liabilities, any and all liabilities or obligations of the Seller, including any and all Excluded Liabilities, or the failure of the Seller to pay or discharge the same;

              (v) the failure (A) of the Purchaser Parties to comply with any bulk sales laws applicable to the transactions contemplated by this Agreement, and (B) of the Seller to pay to the creditors of the Seller all amounts which are related to the Business outstanding at the Closing Date;

              (vi) any claim by any [**] with respect to the transactions contemplated by this Agreement or otherwise; and

              (vii) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (vi) of this
       Section 5.1(a);

provided, however, that the Purchaser shall be entitled to offset the amounts due to the Principals under the Non-Compete Agreement (including the amount of Emergent Stock) against the Principals' obligation and liability for any and all such Losses under Section 5.1(a) as such Losses are known and such amounts become due; and provided, further, however, that with respect to obligations and liabilities for breaches of the Non-Compete Agreement, the breaching Principal shall be fully liable without limitation as to the time of the breach while the non-breaching Principals shall be liable up to a maximum of 50% each for breaches occurring within three years from the Closing Date.

     (b) The Purchaser shall indemnify and hold harmless the Seller and its members (including the Principals), shareholders, partners, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, Liens, taxes, penalties, obligations and expenses (including fees and disbursements of counsel) incurred or suffered by any such person arising from, by reason of or in connection with:

              (i) any misrepresentation or breach of any representation, warranty, covenant or agreement of any Purchaser Party contained in this Agreement, or any other agreement, document, instrument or certificate delivered or entered into by the Purchaser Parties on the Closing Date in connection herewith;

              (ii) any and all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) of any kind related to the Business or the Acquired Assets for any and all periods beginning after the Closing Date;

              (iii) the conduct of the Business or other operations of the Business or the Acquired Assets after the Closing Date;

                        [**] - Confidential or proprietary information redacted.

              (iv) any and all Assumed Liabilities or the failure of the Purchaser to pay or discharge the same; and

              (v) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (iv) of this
       Section 5.1(b).

     5.2. Certain Limitations. The remedies provided in this Article V shall be the exclusive remedies of the Purchaser Parties for any Losses that are subject to indemnification pursuant to Section 5.1(a).

     5.3. Procedures Relating to Third Party Claims.

     (a) In order for an indemnified party to be entitled to any indemnification provided for under this Article V arising from, by reason of, or otherwise in connection with an asserted or unasserted claim or demand made or which might be made by any Person against the indemnified party (a "Third Party Claim"), the indemnified party must send reasonably prompt notice to the indemnifying parties in writing of the Third Party Claim, including the nature and basis of such claim to the extent known by the indemnified party (the "Indemnification Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure. If a Third Party Claim is made against the indemnified party, the indemnifying parties shall be entitled to participate in the defense thereof and, if they so choose and acknowledge in writing their respective obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying parties acting together, provided that such counsel is reasonably acceptable to the indemnified party. Should the indemnifying parties so elect to assume the defense of a Third Party Claim, the indemnifying parties shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying parties assume such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying parties, it being understood that the indemnifying parties shall control such defense. The indemnifying parties shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying parties have failed to assume the defense thereof (as well as during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above). Regardless of which party shall assume the defense of such claim, each party shall provide to the other parties, upon such other parties' written request, reasonable access during normal business hours to the books, records and personnel in their possession or under their control which are reasonable necessary to verify such claim.

     (b) Prior to the indemnifying parties notifying the indemnified party of their intention to defend the claim, the indemnified party will defend against such claim as the indemnified party deems appropriate. If the indemnifying

                        [**] - Confidential or proprietary information redacted.

parties so elect to assume the defense of any Third Party Claim, the indemnified party shall cooperate with the indemnifying parties in the defense or prosecution thereof. Whether or not the indemnifying parties shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of the indemnifying parties (which consent shall not be unreasonably withheld). If the indemnifying parties shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying parties may recommend and which by its terms obligates the indemnifying parties to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

     (c) Notwithstanding the foregoing, the indemnifying parties shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnifying parties in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages without any potential adverse effect to the indemnified party. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying parties shall be entitled to assume the defense of the portion relating to money damages.

     5.4. Procedures Related to Claims other than Third Party Claims. In the event any indemnified party should have a claim for indemnification against the indemnifying parties under this Article V that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying parties. The failure by any indemnified party so to notify the indemnifying parties shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure.

                                   ARTICLE 6

                                  MISCELLANEOUS

     6.1. Entire Agreement. This Agreement, the Non-Compete Agreement, the Proxies and the other agreements, documents and instruments contemplated in connection with this Agreement and the schedules and exhibits hereto and thereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties.

     6.2. Descriptive Headings; Certain Interpretations. (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                        [**] - Confidential or proprietary information redacted.

     (b) Whenever the Seller makes any representation, warranty or other statement to the Seller's knowledge, the Designated Representatives of the Seller will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement. The Designated Representatives of the Seller are Elliot Lander, Glenn Weissman, Scott Yun, Edmyr Godoy and Rel Rodriguez.

     (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments;
(iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) "$" and "dollars" refer to lawful money of the United States of America; and (vii) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

     6.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Purchaser's Parent, to:

                  Emergent Group Inc.
                  932 Grand Central Avenue
                  Glendale, CA  91201
                  Facsimile:  (818) 240-8535
                  Attention:  Bruce J. Haber


If to the Purchaser, to:

                  PRI Medical Technologies, Inc.
                  932 Grand Central Avenue
                  Glendale, CA  91201
                  Facsimile:  (818) 240-8535
                  Attention:  Bruce J. Haber

If to the Seller, to:

                  Advantage Medical Services, LLC
                  12407 Slausen Avenue, Suite D
                  Whittier, CA  90606
                  Facsimile:  (626) 357-6267
                  Attention:  Glenn H. Weissman, M.D.


                        [**] - Confidential or proprietary information redacted.

If to the Principals:

                  c/o Glenn H. Weissman, M.D.
                  51 North Fifth Avenue, Suite 202
                  Arcadia, CA  91006
                  Facsimile:  (626) 357-6267

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

     6.4. No Third Party Beneficiaries. Other than as set forth in Article V, this Agreement does not confer upon any person other than the parties hereto any rights or remedies.

     6.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. The signatures to this Agreement may be delivered by facsimile and any such facsimile signature shall be as admissible in any judicial or other proceeding as the originals thereof.

     6.6. Survival. Except as set forth in Article V, all representations and warranties contained in this Agreement or in any document, certificate or instruments delivered pursuant hereto or in connection herewith (unless otherwise expressly provided herein or therein) shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect until the second anniversary of the date of this Agreement; provided, however, that no party's indemnification obligations under Section 5.1 shall terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim to the indemnifying party.

     6.7. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and not for the benefit of any third party.

     6.8. Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.


                        [**] - Confidential or proprietary information redacted.

     6.9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto. Any purported assignment not permitted by this Section shall be void.

     6.10. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     6.11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law provisions thereof. Each party hereto agrees to the exclusive jurisdiction of any state or Federal court within the Central District of California, City of Los Angeles, with respect to any claim or cause of action arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address in accordance with Section 6.3, and service so made shall be deemed to be completed when received. Each party hereto waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. Nothing in the paragraph shall affect the right of a party hereto to serve legal process in any other manner permitted by law.


                        [**] - Confidential or proprietary information redacted.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.


                         ADVANTAGE MEDICAL SERVICES, LLC


                         By: /s/ Elliot B. Lander M.D.
                         -------------------------------
                         Name: Elliot B. Lander, M.D.
                         Title: Chief Executive Officer


                         PRI MEDICAL TECHNOLOGIES, INC.


                         By: /s/ William M. McKay
                         -------------------------------
                         Name: William M. McKay
                         Title: Chief Financial Officer


                         EMERGENT GROUP INC.

                         By: /s/ William M. McKay
                         -------------------------------
                         Name: William M. McKay
                         Title: Chief Financial Officer


                         PRINCIPALS:
                         /s/ Elliot B. Lander, M.D.
                         -------------------------------
                         Elliot B. Lander, M.D.

                         /s/ Scott K. Yun, M.D.
                         -------------------------------
                         Scott K. Yun, M.D.

                         /s/ Glenn H. Weissman, M.D.
                         -------------------------------
                         Glenn H. Weissman, M.D.

                         /s/ Edmyr Godoy
                         -------------------------------
                         Edmyr Godoy

                         /s/ Rel Rodriguez
                         -------------------------------
                         Rel Rodriguez

                                                                       Exhibit 1
                                                                       ---------

[Portions of this agreement have been omitted and separately filed with the SEC with a request for confidential treatment. The location of those omissions have been noted by [**].

     NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT (this "Agreement"), dated as of November 11, 2005, by and between PRI MEDICAL
TECHNOLOGIES, INC., a Nevada corporation (the "Purchaser"), and ADVANTAGE MEDICAL SERVICES, LLC, a California limited liability company (the "Seller"), and Elliot B. Lander, M.D., Glenn H. Weissman, M.D., Scott K. Yun, M.D., Edmyr Godoy and Rel Rodriguez (collectively, the "Principals").

                                  Introduction

     The Principals own 100% of the membership interests of the Seller.

     Concurrently with the execution and delivery of this Agreement, the Purchaser is purchasing from the Seller certain of the assets of the Seller, including without limitation its good will, pursuant to the terms and conditions of an asset purchase agreement, dated as of the date hereof (the "Asset Purchase Agreement"). Sections 3.6 and 4.1(h) of the Asset Purchase Agreement require that a noncompetition agreement be executed and delivered by the Seller and each Principal at the Closing.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement.

2.   ACKNOWLEDGMENTS BY SELLER AND PRINCIPALS

     Each Principal acknowledges that such Principal has occupied a position of trust and confidence with the Seller prior to the date hereof and has had access to and has become familiar with the following, any and all of which constitute confidential information of the Seller, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Seller, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods and information of the Seller and any other information, however documented, of the Seller that



                        [**] - Confidential or proprietary information redacted.

is a trade secret within the meaning of California law or other  applicable law;
(ii) any and all information concerning the business and affairs of the Seller (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods and techniques, however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Seller containing or based, in whole or in part, on any information included in the foregoing.

     The Seller and each Principal each acknowledges that (a) the business of the Seller relating to the use and operation of the Assets by the Seller prior to Closing is regional in scope, (b) that its products and services related to such business are marketed in the States of California and Arizona; (c) the Seller' s business prior to the Closing competes with other businesses that are or could be located in the States of California and Arizona; (d) the Purchaser has required that the Seller and each Principal make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Purchaser's purchase of the Assets; (e) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Purchaser's interests in and right to the use and operation of the Assets from and after Closing; and (f) the Purchaser would be irreparably damaged if the Seller or any Principal were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.   CONFIDENTIAL INFORMATION

     The Seller and each Principal each acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the Assets. Therefore, the Seller and each Principal hereby agree not to disclose to any unauthorized persons (as such term is defined in the Asset Purchase Agreement) or use for his or its own account or for the benefit of any third party any Confidential Information, whether or not such information is embodied in writing or other physical form, or is retained in the memory of any Principal, without the Purchaser's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of the Seller's or any Principal's fault or the fault of any other person (as defined) bound by a duty of confidentiality to the Purchaser or the Seller. The Seller and each Principal agrees to deliver to the Purchaser at the time of execution of this Agreement, and at any other time the Purchaser may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information and any other Confidential Information that the Seller or the Principals may then possess or have under their control.

4.   NONCOMPETITION AND NONSOLICITATION

     As an inducement for Purchaser to enter into the Asset Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Asset Purchase Agreement and the consideration to be paid under this Agreement, the Seller and each Principal each agrees that:


                        [**] - Confidential or proprietary information redacted.

     (a) For a period of five years after the Closing:

          (i) Neither the Seller nor any Principal will, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any person (as defined) engaged in or planning to become engaged in, the business of renting lasers and other medical equipment to hospitals and other medical providers, or any other business whose products or activities compete in whole or in part with the Business in which the Acquired Assets were used prior to the Closing or may be used thereafter or the business of the Purchaser prior to or after the Closing, anywhere within the States of California and Arizona; provided, however, that any Principal may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
     Section  12(g) of the  Securities  Exchange  Act of 1934,  as amended.  The
     Seller and each Principal agree that this covenant is reasonable with respect to its duration, geographical area, and scope;

          (ii) The Seller and each Principal agree not to, directly or indirectly, (A) induce or attempt to induce any employee of Seller who is an employee of the Purchaser or becomes an employee of the Purchaser in connection with the purchase of the Acquired Assets to leave the employ of the Purchaser, (B) in any way interfere with the relationship between the Purchaser and any such employee of the Purchaser, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any such employee of the Purchaser, or (D) induce or attempt to induce any customer, supplier, licensee, or other person (as defined) to cease doing business with the Purchaser, or in any way interfere with the relationship between any such customer, supplier, licensee, or other business entity and the Purchaser; and

          (iii) The Seller and each Principal agree that he (or it) will not, directly or indirectly, solicit the business of any person (as defined) that is a customer of the Purchaser, whether or not such Principal had personal contact with such person, with respect to products or activities which compete in whole or in part with the business operated by the Purchaser using the Acquired Assets or otherwise;

     (b) In the event of a breach by the Seller or a Principal of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

     (c) Neither the Seller nor any Principal will, at any time during or after the five year period, disparage the Purchaser, the Acquired Assets, the business formerly conducted by the Seller, the business conducted by the Purchaser using the Acquired Assets or otherwise, or any stockholder, director, officer, employee or agent of the Purchaser, except as reasonably necessary, solely related to the business formerly conducted by the Seller and not with respect to the Purchaser or the Acquired Assets or the business conducted by the Purchaser using the Acquired Assets, in connection with the Seller's and the principals' [**] and [**] with [**]; and

                        [**] - Confidential or proprietary information redacted.

     (d) Each Principal will, for a period of five years after the Closing, within ten days after accepting any employment, consulting engagement, engagement as an independent contractor, partnership or other association, advise the Purchaser of the identity of the new employer, client, partner or other person (as defined) with whom such Principal has become associated. The Purchaser may serve notice upon each such person that such Principal is bound by this Agreement and furnish each such person with a copy of this Agreement or relevant portions thereof.

5.   COMPENSATION

     As additional consideration for the covenants in Section 4 of this Agreement, the Purchaser will pay (1) the Seller the non-compete consideration set forth in Exhibit 2 to the Asset Purchase Agreement in accordance with
Section 1.3 of the Asset Purchase Agreement and (2) the Principals the aggregate sum of Three Hundred Seventy Five Thousand Dollars ($375,000) plus an aggregate of 324,000 shares of common stock, par value $0.01 per share, of Emergent Group Inc., a Nevada corporation and the parent of the Purchaser (the "Emergent Stock"), each subject to adjustment as provided in Section 1.3(c) of the Asset Purchase Agreement, as follows:

     (a) The aggregate principal amount of Three Hundred Seventy Five Thousand Dollars ($375,000) shall be payable to the Principals in the amounts set forth on Schedule A hereto, in 12 equal quarterly payments payable on November 1, February 1, May 1 and August 1 of each year, with the first such payment being due on February 1, 2006, subject to adjustment as provided in Section 1.3(c) of the Asset Purchase Agreement; and

     (b) The Emergent Stock shall be payable to each Principal by delivery of certificates for the Emergent Stock in the amounts set forth on Schedule A hereto, subject to adjustment as provided in Section 1.3(c) of the Asset Purchase Agreement, after the Final Net Service Revenue is determined after the conclusion of the Revenue Period in accordance with the provisions of Section 1.3(c) of the Asset Purchase Agreement.

6.   REMEDIES

     If the Seller or any Principal breaches the covenants set forth in Sections 3 or 4 of this Agreement, the Purchaser will be entitled to the following remedies:

     (a) Damages from the Seller or such Principal, as the case may be;

     (b) To offset against any and all amounts owing by the Purchaser to the Principals under Section 5 of this Agreement any and all amounts which the Purchaser claims under Subsection 6(a) of this Agreement;

     (c) To make a claim for indemnity under Section 5.1(a) of the Asset Purchase Agreement; and

     (d) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Purchaser and would be an inadequate remedy for such breach.

                        [**] - Confidential or proprietary information redacted.

     The rights and remedies of the parties to this Agreement are cumulative and not alternative.

7.   SUCCESSORS AND ASSIGNS

     This Agreement will be binding upon the Purchaser, the Seller and each Principal and will inure to the benefit of the Purchaser and its affiliates, successors and assigns.

8.   WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

9.   GOVERNING LAW

     This Agreement will be governed by the laws applied by courts of the State of California to contracts entered into within that State by parties residing within that State and having no connection to any other state.

10.  JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, City of Los Angeles or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                        [**] - Confidential or proprietary information redacted.

11.  SEVERABILITY

     Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Seller and the Principals to the greatest extent permissible.

12.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

13.  SECTION HEADINGS; CONSTRUCTION

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

14.  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth in Section 6.3 of the Asset Purchase Agreement (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

15.  ENTIRE AGREEMENT

     This Agreement, the Proxies and the Asset Purchase Agreement (including the other documents and agreements contemplated thereby) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                        [**] - Confidential or proprietary information redacted.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                            PRI MEDICAL TECHNOLOGIES, INC.


                                            By: /s/ William M. McKay
                                                --------------------
                                            Name:  William M. McKay
                                            Title: Chief Financial Officer

                                            ADVANTAGE MEDICAL SERVICES, LLC


                                            By: /s/ Elliot B. Lander, M.D.
                                               --------------------------
                                            Name: Elliot B. Lander, M.D.
                                            Title: Chief Executive Officer

                                            PRINCIPALS:


                                            /s/ Elliot B. Lander, M.D.
                                                ----------------------
                                                Elliot B. Lander, M.D.

                                            /s/ Glenn H. Weissman, M.D.
                                                ----------------------
                                                Glenn H. Weissman, M.D.

                                            /s/ Scott K. Yun, M.D.
                                                ------------------
                                                Scott K. Yun, M.D.

                                            /s/ Edmyr Godoy
                                                -----------
                                                Edmyr Godoy

                                            /s/ Rel Rodriguez
                                                -------------
                                                Rel Rodriguez



                        [**] - Confidential or proprietary information redacted.